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[LOGO]                                 Exhibit 99.1
                                                NEWS RELEASE
                                                   Media Contact:  Judy Pincus
                                                   Marketing Communications Mgr.
                                                   (210) 308-8267 ext. 107
[LOGO]                                  E-mail:    jpincus@globalscape.com
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                                       Web Site:   www.globalscape.com
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                               Investor Contact:   Karen R. Mella
                                                   210-547-1007
                                                   kmella@atsi.net
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In Tune With Music Industry Announcements,
GlobalSCAPE Re-Releases CuteMX(R)

SAN ANTONIO--November 6, 2000--Internet software developer GlobalSCAPE, Inc. announced today that it has re-released CuteMX, a peer-to-peer application that enables Internet users to manage and share media files and other collaborative content. GlobalSCAPE is a subsidiary of American TeleSource International, Inc. ("ATSI") (AMEX: AI).
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"We re-released CuteMX to introduce our new filtering technology, which is designed to prevent the sharing of unsecure user-created content, while encouraging unique and original content in secure formats," stated Tim Nicolaou, CEO of GlobalSCAPE, Inc. According to Nicolaou, "CuteMX supports secure distribution by incorporating a proprietary filtering process, which offers protection for copyrighted material in a rich, collaborative environment." CuteMX is currently being tested in a controlled environment with a limited user community that enables the company to gather valuable marketing data in support of a future subscription model.

GlobalSCAPE has met with several major and large independent record companies regarding the uses of CuteMX, although no agreements have been established.
"Our strategy is to be a technology partner to those with content already in place," said Nicolaou. "CuteMX offers outstanding value to media companies, because they can reach millions of potential consumers with common interests through online communities. Our intention is to license the technology to those pursuing superdistribution models."

GlobalSCAPE restricted public access to its CuteMX service in July pending further developments surrounding the preliminary ruling in the Napster case. "We are encouraged by recent movement in the industry toward acceptance of this type of technology," said Sandra Poole-Christal, President and Chief Operating Officer of GlobalSCAPE. "It is a pivotal time for file sharing technology with the recent BMG and Napster announcement

(http://www.globalscape.com/products/cutemx) and Listen.com's bid to acquire
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assets from Scour, Inc., developer of a competitive file sharing application."
We intend to take CuteMX into the mainstream," added Poole-Christal.

CuteMX is available for free download at GlobalSCAPE's Web site www.globalscape.com. Product reviews of CuteMX can also be found at this site.
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GlobalSCAPE, Inc. (www.globalscape.com) is a leader in the development, marketing and support of award-winning Internet-based software including Internet utilities, Web site management tools and peer-to-peer technology targeting both business and consumer markets.

American TeleSource International, Inc. (www.atsi.net) is an emerging international carrier serving the rapidly expanding niche markets in and between Latin America and the United States. The Company's borderless strategy includes the deployment of a "next generation" network for more efficient and cost effective service offerings of domestic and international voice and data. ATSI has clear advantages over the competition through its corporate framework consisting of unique licenses, interconnection and service agreements, network footprint, and extensive retail distribution.

This document contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe management's intent, beliefs and expectations concerning the future. These statements are based on information currently available to management, and involve risks and uncertainties. Therefore, actual results could differ materially from those anticipated. Factors that could cause results to differ from those anticipated are the intensely competitive nature of the market for Internet software, GlobalSCAPE's inability to compete with larger or better positioned companies, legal uncertainties regarding file sharing technologies, technological changes, and other factors set forth in GlobalSCAPE's filings with the SEC.

(C)2000 GlobalSCAPE, Inc. All rights reserved. Privacy Policy
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